UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 Date Of Report
                       (Date Of Earliest Event Reported):

                                  April 7, 1999


                               Saville Systems PLC
             (Exact name of registrant as specified in its charter)


                         Commission File Number 0-27176

                               Republic of Ireland
         (State or other jurisdiction of incorporation or organization)

                                 Not Applicable
                      (I.R.S. Employer Identification No.)

                   IDA Business Park, Dangan, Galway, Ireland
          (Address of principal executive offices, including zip code)


                               011-353-9-152-6611
              (Registrant's telephone number, including area code)

Item 5. Other Events

On April 7, 1999, Saville Systems Plc. ("Saville") issued a press release which is attached hereto as Exhibit 99.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Business Acquired: not applicable.

     (b) Pro Forma Financial Information: not applicable.

     (c) Exhibits.

          Exhibit 99: Press Release of the Company, dated April 7, 1999

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     SAVILLE SYSTEMS PLC
                                     (Registrant)



Date:  April 8, 1999                 By:  /s/ Christopher A. Hanson
       ----------------------------       ------------------------------------
                                          Christopher A. Hanson
                                          Chief Financial Officer
                                          (Principal Financial and
                                          Accounting Officer)

                               SAVILLE SYSTEMS PLC
                                 FORM 8-K REPORT

                                INDEX TO EXHIBITS


Exhibit No.         Description

      99            Press Release of the Company, dated April 7, 1999

                                                                      Exhibit 99


Contacts:         Chris Hanson                  Vicki Nahrung
                  Chief Financial Officer       Director of Investor Relations
                  Saville Systems               Saville Systems
                  (781) 359-6610                (781) 359-6610


               SAVILLE ANNOUNCES PRELIMINARY FIRST QUARTER RESULTS


Burlington, Mass., April 7, 1999 -- Saville Systems PLC (NASDAQ: SAVLY) today announced that, based on a preliminary review, the Company's results for the first quarter ended March 31, 1999 will be below Company expectations. The Company expects to report revenue for the quarter of between approximately $30.0 million and $32.0 million and a loss per share of between approximately $.05 and $.09. Saville expects to report actual results for the first quarter on or about April 27, 1999.

The Company's new license sales were adversely affected by a lengthening of the sales cycle due, in part, to uncertainty caused by recent consolidation among the Company's competition, as well as the marketing issues related to UNIX customers going into production later in the quarter than expected. Services revenue was lower than anticipated due to the shortfall in new license sales, several existing customers' changing implementation schedules and additional work required during the quarter to bring several initial UNIX sites into production.

John J. Boyle III, Saville's Chairman and CEO, commented, "We are obviously disappointed that we closed significantly less business than anticipated this quarter. Although our visibility remains limited by continuing uncertainties associated with current market conditions, we do expect revenue and earnings growth for the year. We were also disappointed to receive a letter late this quarter from Cellular South, a customer of our initial UNIX release, purporting to terminate our agreements. We are confident that the system developed specifically for Cellular South meets our commitment under our agreements, and we believe that there is no basis for their actions. Importantly, we are pleased that we were able to bring several of our UNIX customer sites into production in the past month, which we expect to assist us in our marketing efforts going forward."

Founded in 1982, Saville is a leading provider of convergent billing and customer care solutions for the telecommunications industry. Saville operates globally with offices in the U.S., Canada, Ireland, Australia, U.K. and Germany, and has more than 1,400 employees worldwide. Saville is a publicly held company, traded on the Nasdaq National Market (US) under the symbol SAVLY. For more information, Saville can be reached at www.savillesys.com, or call (+1) 781-359-6610.

This press release contains forward-looking statements, including Mr. Boyle's statement relating to revenue and earnings growth, that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Certain Factors That May Affect future Results" in Appendix B of the company's Annual Report on From 10-K for the year ended
December 31, 1998, including risks associated with customer concentration, intense competition, product development and acceptance, the management of rapid operations expansion and the availability of favorable tax treatment.